  Exhibit 99.1

ENDRA Life Sciences Extends GE Healthcare Collaboration Agreement for Two Years

Supports Commercialization of TAEUSⓇ Product for Imaging NAFLD/NASH to December 2023

ANN ARBOR, MI / ACCESSWIRE / December 21, 2020 / ENDRA Life Sciences Inc. ("ENDRA") (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUSⓇ), today announced it has renewed its collaboration agreement with the GE Healthcare unit of General Electric Company, extending the agreement's term by two years to December 16, 2023.

"We are very pleased to renew our collaboration agreement with GE Healthcare, the global leader in clinical ultrasound and ENDRA's partner since 2016, to cap the year with another significant achievement,” said Francois Michelon, CEO of ENDRA. "Over the past 60 days ENDRA has deployed its first clinical systems to Rocky Vista University and the University of Pittsburgh Medical Center, signed a clinical evaluation agreement with a second European site at CHU-Angers France, signed an exclusive three-year agreement with a Vietnamese distributor for more than 40 TAEUS systems, and received its seventh Chinese patent for TAEUS. We have remarkable momentum as we cross the 2020 finish line and enter 2021," concluded Mr. Michelon.

Under the terms of the agreement, which extended the previous 12-month agreement by 24 months, GE Healthcare will continue to support ENDRA's commercialization activities for its TAEUS technology for use in a fatty liver application by, among other things, facilitating introductions to GE Healthcare clinical ultrasound customers worldwide. In return for this assistance, ENDRA will afford GE Healthcare certain rights of first offer with respect to manufacturing and licensing rights for the target application.

"ENDRA's technology has the potential to bring significant new capabilities to ultrasound and address unmet clinical needs in point-of-care NAFLD/NASH assessment and monitoring, which aligns with GE Healthcare's mission to increase access to high-quality, cost-effective healthcare," said Brian McEathron, GE Healthcare's Vice President and General Manager for General Imaging Ultrasound. "We're excited to help bring the TAEUS fatty liver product to market and help improve patient outcomes."

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUSⓇ), a ground-breaking technology being developed to visualize tissue like MRI, but at 1/50th the cost and at the point of patient care. TAEUS is designed to work in concert with the over one million ultrasound systems in use globally today. TAEUS is initially focused on the measurement of fat in the liver as a means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD) and inflammation (NASH), chronic liver conditions that affect over one billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

 Forward-Looking Statements

All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. Examples of forward-looking statements include, among others, estimates of the timing of future events and achievements, such as the expectations regarding commercializing the TAEUS device, receipt of U.S. Food and Drug Administration regulatory approval, sales, if any, to be made under distribution agreements, and expectations concerning ENDRA's business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; the impact of COVID-19 on our business plans; our ability to find and maintain development partners, market acceptance of our technology and the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in ENDRA's filings with the Securities and Exchange Commission. The forward-looking statements made in this news release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

David Wells

Chief Financial Officer

(734) 997-0464

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Kim Sutton Golodetz

LHA Investor Relations

(212) 838-3777

kgolodetz@lhai.com

SOURCE: ENDRA Life Sciences Inc.